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                                                                  EXHIBIT (11)

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the inclusion of Post-Effective Amendment No. 49 to the Registration Statement on Form N-1A of Eaton Vance Special Investment Trust (1933 Act File No. 2-27962) on behalf of Eaton Vance Russia and Eastern Europe Fund (the "Fund") of our report dated October 17, 1997, relating to Russia and Eastern Europe Portfolio appearing in the Fund's Statement of Additional Information which is part of such Registration Statement.

    We also consent to the reference to our Firm under the captions "Independent Certified Public Accountants" and "Financial Statements" in the Fund's Statement of Additional Information of the Registration Statement.

                                             /s/ DELOITTE & TOUCHE LLP
                                             -------------------------------
                                             DELOITTE & TOUCHE LLP

December 11, 1997
Boston, Massachusetts